SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement        |_| Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                             LIFE TECHNOLOGIES, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   |_| Fee paid previously with preliminary materials:

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   |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3)      Filing Party:

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   (4)      Dated Filed:

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

                       Information Concerning Participants

Life Technologies, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's stockholders to approve the proposed merger between the Company and Invitrogen Corporation. The participants in this solicitation may include the directors of the Company: K. Grahame Walker, Thomas H. Adams, Ph.D., Bruce H. Beatt, Kathleen Burdett, R. Barry Gettins, Ph.D., Peter G. Kelly, Joseph C. Stokes, Jr., J. Stark Thompson, Ph.D., George M. Whitesides, Ph.D.; as well as the following executive officers of the Company: J. Stark Thompson, Ph.D, President and Chief Executive Officer; C. Eric Winzer, Vice President and Chief Financial Officer; and John A. Cottingham, Vice President and General Counsel. As of the date of this communication, the directors and executive officers of the Company beneficially own in the aggregate approximately 1% of the Company's common stock. Mr. Walker, Mr. Beatt and Ms. Burdett are employees of Dexter Corporation, which, to the Company's knowledge, beneficially owns approximately 75.2% of the Company's common stock. Additional information about the directors and executive officers of the Company is included in the Company's Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the SEC on March 23, 2000, and will be included in a joint proxy statements/prospectuses and other relevant documents concerning the proposed transaction to be filed by the Company, Invitrogen and Dexter with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Life Technologies will be available free of charge by contacting Life Technologies, Inc., C. Eric Winzer, Life Technologies, Inc., 9800 Medical Center Drive, P.O. Box 6482, Rockville, Maryland 20850, (301) 610-8800.

            INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

             THE FOLLOWING IS A PRESS RELEASE ISSUED ON JULY 9, 2000

                  INVITROGEN TO COMBINE WITH LIFE TECHNOLOGIES

        ENHANCES GLOBAL LEADERSHIP POSITION IN FAST-GROWING LIFE SCIENCE RESEARCH MARKET -- RAPID GROWTH EXPECTED FOLLOWING COMPLETION OF
                              HUMAN GENOME SEQUENCE


SAN DIEGO, CALIFORNIA AND ROCKVILLE, MARYLAND, JULY 9, 2000 - Invitrogen Corporation (NASDAQ: IVGN) and Life Technologies, Inc. (OTC BB: LTEK) announced today that they have entered into definitive merger agreements under which Invitrogen will acquire all of the outstanding shares of both Life Technologies, one of the world's leaders in molecular biology and cell culture supplies for the life science industry, and Dexter Corporation (NYSE: DEX), which currently owns approximately 75% of Life Technologies' outstanding stock. The boards of Invitrogen, Dexter and Life Technologies have unanimously approved the transactions. The Life Technologies board acted upon the recommendation of a special committee appointed to represent the interests of the public minority shareholders. The combined transactions have a total equity value of approximately $1.9 billion, to be paid in a combination of cash and Invitrogen stock.

The combined transactions are expected to close simultaneously in the fall of 2000. Invitrogen and Dexter will have sufficient cash to satisfy the terms of the transaction following completion of Dexter's previously announced asset sales. Both transactions will be accounted for as purchases and will be immediately accretive to Invitrogen's cash earnings per share.

This combination creates a leading company in life sciences and genomics with annual revenues in excess of $500 million and approximately $100 million in operating cashflow. The transaction will make Invitrogen a premier products provider for molecular biology research, particularly gene cloning, expression, and analysis -- key techniques in deciphering the human genome sequence, which was recently completed.

The combination of Invitrogen and Life Technologies results in the following strategic and revenue growth opportunities:

     o Further enhance leadership position in the rapidly growing life science market; growth in this market is anticipated to rapidly accelerate following the recent completion of the human genome sequence;
     o Develop proprietary expression systems, host cell lines, and growth media for the manufacture of cloned proteins, targeting the $3 billion molecular and cell biology market;
     o Leverage extensive combined proprietary technology portfolio of over 200 issued and pending patents and over 300 licenses;
                                     -more-

     o Combine technologies to create an operating system to become an industry standard for conventional and high-throughput gene cloning and expression;
     o Accelerate new product development by joining worldwide R&D resources totaling more than 280 professionals;
     o  Catalog and distribute full-length gene clones; and
     o Utilize a substantially larger revenue and cashflow base to enhance ability to identify, pursue and finance future acquisitions.

        Under the terms of the agreements, Invitrogen will acquire all of the outstanding common stock of Dexter for $62.50 per share or approximately $1.5 billion and all of the outstanding common stock of Life Technologies, other than the shares held by Dexter, for $60.00 per share or approximately $400 million. The consideration will consist of Invitrogen common stock and cash. The maximum cash available is approximately $410 million for Dexter shareholders and approximately $105 million for Life Technologies shareholders, or 28% of the aggregate merger consideration for each company.

Dexter shareholders who elect to receive stock will receive between 1.0417 and
0.7813 shares of Invitrogen common stock per Dexter share and Life Technologies shareholders who elect to receive stock will receive between 1.0000 and 0.7500 shares of Invitrogen common stock per Life Technologies share. The ratio will be determined based on the average closing price of Invitrogen's common stock for the 20 consecutive trading days ending three days prior to the shareholder meetings to approve the transactions.

Mr. Lyle C. Turner, chairman and chief executive officer of Invitrogen, said, "This combination creates a new global leader in molecular biology research and services. Together, Invitrogen and Life Technologies will have substantial growth opportunities by offering a comprehensive product line in gene cloning, expression and analysis. In particular, we will combine Invitrogen's TOPO/TA and Echo cloning technology, Life Technologies' cDNA and GATEWAY(TM) cloning technology, and the industry's broadest line of expression vectors into an integrated operating system for gene cloning and expression. This system will also provide a complete platform for high-throughput gene discovery. Through this product offering, we will not only be able to drive our leadership position in the high growth gene cloning and expression market, but also be able to cross sell our complete range of molecular biology products and services into our combined customer base.

"Beyond the significant near-term product growth opportunities created by this transaction, we expect to augment our proven ability to rapidly develop additional high growth, proprietary product lines, by leveraging the combined resources of our 280 R&D personnel. In addition, we believe that integrating our worldwide distribution and marketing infrastructure, which will include over 300 sales professionals and over 60 technical support representatives, will create a significant advantage in serving our customers. We believe that the addition of Life Technologies' global manufacturing network, with facilities in North America, Europe, New Zealand and Japan will provide significant advantages in delivering product to our customers, rapidly introducing new products and supporting our growing product line," Mr. Turner continued.
                                     -more-

Dr. J. Stark Thompson, president and chief executive officer of Life Technologies, said, "Joining forces with Invitrogen is a great opportunity for Life Technologies and its employees. Employees will have the opportunity to be a part of a combined dynamic organization with greater scale and resources. Shareholders will have the opportunity to participate in the upside of this exciting combination. Leveraging the complementary strengths of Invitrogen and Life Technologies will create a range of new growth opportunities for our combined company."

Mr. K. Grahame Walker, chairman of Dexter and Life Technologies and chief executive officer of Dexter, said, "Dexter has not only delivered on its commitment to maximize value to Dexter shareholders in the short-term, but has ensured an excellent strategic fit for the Life Technologies business."

Mr. Lyle C. Turner will serve as chairman and chief executive officer of the combined company. Dr. J. Stark Thompson will continue to serve as president and chief executive officer of the Life Technologies division, will hold a senior executive position with Invitrogen, and will join the Invitrogen board. In addition, Mr. Thomas Adams, Ph.D., presently a member of the Life Technologies board, will also join the Invitrogen board. Mr. K. Grahame Walker will retire from the boards of Life Technologies and Dexter upon the closing of the transactions. The combined company will use the Invitrogen name and will be headquartered in San Diego, California. Life Technologies will continue to operate under its name as a division of Invitrogen and will retain its headquarters in Rockville, Maryland.

On June 20, 2000, Dexter announced that it had signed two definitive sales agreements for a total of $675 million in cash, one covering its electronic materials, adhesives and polymer systems businesses and the other covering its nonwoven materials business. The Invitrogen transactions are conditioned on the closing of those sales. After the repayment of Dexter's outstanding debt, the remaining proceeds from these sales will be utilized by Invitrogen as part of the cash consideration, as necessary. On the completion of these transactions, Dexter's primary asset will be its 75% ownership position in Life Technologies.

The mergers are conditioned, among other things, upon the approval of the shareholders of Dexter (two-thirds of outstanding), Life Technologies, Inc. (67 percent of outstanding) and Invitrogen (a majority of outstanding); the closing of the previously announced pending sales of Dexter's chemical businesses; and other customary conditions. Dexter will vote its 75% ownership position in favor of the Life Technologies transaction. In addition, each transaction is conditioned on the closing of the other and there is no financing condition. Invitrogen noted that Dexter is in the process of divesting its coatings business. Invitrogen fully supports this divestiture, but its acquisition of Dexter is not conditioned upon completing the sale of that business prior to closing.

Donaldson, Lufkin & Jenrette acted as financial advisor to Invitrogen and Gray Cary Ware & Freidenrich LLP provided legal counsel. Lehman Brothers acted as financial advisor to Dexter and Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel. The Life Technologies special committee was advised by Credit Suisse First Boston and Wachtell, Lipton, Rosen & Katz.
                                     -more-

Invitrogen develops, manufactures and markets research tools in kit form and provides other research products and services to corporate, academic and government entities. These research kits simplify and improve gene cloning, gene expression and gene analysis techniques and are used for genomics and gene-based drug discovery, among other molecular biology activities. Founded in 1987, Invitrogen is headquartered in San Diego, California and also has operations in Huntsville, Alabama; Groningen, Netherlands; and Heidelberg, Germany.

Life Technologies, Inc. provides essential technologies needed by the biotechnology and biopharmaceutical communities. The company manufactures and markets a breadth of offerings unique in the industry, used in applications of the life sciences discovery, development, and production process. The offerings range from catalog and custom products to technology licensing, research services, large-scale production, and life science technical expertise and support. With operations in more than 20 countries and distributor relationships in 40 more, the company serves customers in universities, public and private research institutions, and biotechnology and pharmaceutical companies. The company employs over 2,000 at its worldwide locations.

Dexter Corporation is a global specialty materials supplier with three operating segments: life sciences, nonwovens and specialty polymers. The company supplies specialty materials to the aerospace, electronics, food packaging and medical markets.

Certain statements contained in this press release are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to development and increased flow of new products, leveraging technology and personnel, advanced opportunities, creation of new standards and new delivery platforms which are prospective. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risk and uncertainties include, but are not limited to, approval of the mergers, satisfaction of the conditions to closing including the divestiture of Dexter's chemicals businesses, successful combination of the operations of the two companies and previously-acquired companies, retention of key personnel, the ability to manage growth, successful development and commercialization of new products and services, continued identification, development and licensing of new technology, competition and other risks and uncertainties detailed from time to time in Invitrogen's filings with the Securities and Exchange Commission.










                                     -more-

ADDITIONAL INFORMATION

INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF STOCKHOLDERS OF INVITROGEN, LIFE TECHNOLOGIES AND DEXTER IN CONNECTION WITH THE PROPOSED MERGERS, AND THEIR INTERESTS IN THE SOLICITATION, ARE SET FORTH IN A SCHEDULE 14A FILED ON THE DATE OF THIS PRESS RELEASE WITH THE SEC. INVITROGEN, LIFE TECHNOLOGIES AND DEXTER WILL BE FILING JOINT PROXY STATEMENTS/PROSPECTUSES AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE U.S. SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. INVESTORS WILL BE ABLE TO OBTAIN THE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEBSITE (WWW.SEC.GOV). IN ADDITION, DOCUMENTS FILED WITH THE SEC BY INVITROGEN MAY BE OBTAINED FREE OF CHARGE BY CONTACTING INVITROGEN CORPORATION, CHERI MANIS, 1600 FARADAY AVENUE, CARLSBAD, CALIFORNIA, 92008, (760) 603-7200. DOCUMENTS FILED WITH THE SEC BY LIFE TECHNOLOGIES WILL BE AVAILABLE FREE OF CHARGE BY CONTACTING LIFE TECHNOLOGIES, INC., C. ERIC WINZER, LIFE TECHNOLOGIES, INC., 9800 MEDICAL CENTER DRIVE, P.O. BOX 6482, ROCKVILLE, MARYLAND 20850, (301) 610-8800. DOCUMENTS FILED WITH THE SEC BY DEXTER WILL BE AVAILABLE FREE OF CHARGE BY CONTACTING DEXTER CORPORATION, ONE ELM STREET, WINDSOR LOCKS, CONNECTICUT 06096, ATTENTION: INVESTOR RELATIONS,
(860) 292-7675. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.


Note to Editors: For more information about Invitrogen or Life Technologies visit the companies' websites at www.invitrogen.com and www.lifetechnologies.com.



CONTACTS FOR INVITROGEN:
INVESTORS:
Name: James Glynn
Phone: (760) 603-7205

MEDIA:
Name: Dan Katcher and Josh Silverman
      Joele Frank, Wilkinson Brimmer Katcher
Phone: (212) 355-4449

CONTACTS FOR LIFE TECHNOLOGIES:
INVESTORS AND MEDIA:
Name: C. Eric Winzer
Phone:(301) 610-8800

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